(h)(13)

Sixth Amended and Restated

Schedule A

to the

Fund Accounting Agreement

by and between

Marshall Funds, Inc.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO Aggregate Bond Fund

BMO TCH Core Plus Bond Fund

BMO Large-Cap Focus Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Growth Fund

BMO Ultra Short Tax-Free Fund

BMO Small Cap Value Fund

BMO Monegy High Yield Fund

BMO Dividend Income Fund

BMO Low Volatility Equity Fund

BMO Short-Term Tax-Free Fund

In witness whereof, the undersigned have executed this Fourth Amended and Restated Schedule A to the Fund Accounting Agreement between Marshall Funds, Inc. and UMB Fund Services, Inc., effective as of the 1st day of October, 2012.

UMB FUND SERVICES, INC.	MARSHALL FUNDS, INC. d/b/a BMO Funds

By: Maureen A. Quill	By: Timothy M. Bonin
Title: Executive Vice President	Title: Treasurer